Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2002-8
*CUSIP:        21988G445

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of         June 1, 2006.....                                   $0.00
         Scheduled Income received on securities.....             $2,348,850.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to the Holders.....                        -$2,348,850.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         December 1, 2006.....                               $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         June 1, 2006.....                                   $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders.....                                    -$0.00
Balance as of         December 1, 2006.....                               $0.00


                  UNDERLYING SECURITIES HELD AS OF              December 1, 2006

 Principal Amount                   Title of Security
    ---------                       -----------------
   $67,110,000       BellSouth Telecommunications, Inc. One Hundred Year 7%
                     Debentures due December 1, 2095
                     *CUSIP:        079867AP2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.